UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 11, 2019 (December 9, 2019)

MIRAGEN THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36483	47-1187261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6200 Lookout Road
Boulder, CO 80301
(Address of Principal Executive Offices, and Zip Code)

(720) 643-5200
Registrant’s Telephone Number, Including Area Code
______________________
Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MGEN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Purchase Agreement and Registration Rights Agreement with Aspire Capital
On December 11, 2019, Miragen Therapeutics, Inc. (the “Company”), entered into a common stock purchase agreement (the “Purchase Agreement”) with Aspire Capital Fund, LLC, an Illinois limited liability company (“Aspire Capital”), which provides that, upon the terms and subject to the conditions and limitations set forth therein, Aspire Capital is committed to purchase up to an aggregate of $20.0 million of shares of the Company’s common stock (the “Purchase Shares”) over the 30-month term of the Purchase Agreement. Upon execution of the Purchase Agreement, the Company agreed to sell to Aspire Capital 1,598,465 shares of common stock at $0.6256 per share for proceeds of $1.0 million (the “Initial Purchase Shares”), and the Company may sell an additional $19.0 million to Aspire Capital after the date hereof pursuant to the terms of the Purchase Agreement. Concurrently with entering into the Purchase Agreement, the Company also entered into a registration rights agreement with Aspire Capital (the “Registration Rights Agreement”), in which the Company agreed to file with the U.S. Securities and Exchange Commission (the “SEC”) one or more registration statements, as necessary, and to the extent permissible and subject to certain exceptions, to register under the Securities Act of 1933, as amended, for the sale of the shares of the Company’s common stock that have been and may be issued to Aspire Capital under the Purchase Agreement. The Company has filed with the SEC a prospectus supplement to the Company’s effective shelf registration statement on Form S-3 (File No. 333-217084) registering all of the shares of common stock that may be offered to Aspire Capital from time to time.
Under the Purchase Agreement, on any trading day selected by the Company, the Company has the right, in its sole discretion, to present Aspire Capital with a purchase notice (each, a “Purchase Notice”), directing Aspire Capital (as principal) to purchase up to 200,000 shares of the Company’s common stock per business day, up to $20.0 million of the Company’s common stock, in the aggregate and inclusive of the Initial Purchase Shares, at a per share price (the “Purchase Price”) equal to the lesser of:
•the lowest sale price of the Company’s common stock on the purchase date; or

•the average of the three lowest closing sale prices for the Company’s common stock during the 10 consecutive business days ending on the business day immediately preceding the purchase date.
The Company and Aspire Capital also may mutually agree to increase the number of shares that may be sold to as much as an additional 2,000,000 shares per business day.
In addition, on any date on which the Company submits a Purchase Notice to Aspire Capital in an amount equal to at least 200,000 shares, the Company also has the right, in its sole discretion, to present Aspire Capital with a volume-weighted average price purchase notice (each, a “VWAP Purchase Notice”) directing Aspire Capital to purchase an additional amount of stock equal to up to 30% of the aggregate shares of the Company’s common stock traded on its principal market on the next trading day (the “VWAP Purchase Date”), subject to a maximum number of shares the Company may determine. The purchase price per share pursuant to such VWAP Purchase Notice is generally 97% of the volume-weighted average price for the Company’s common stock traded on its principal market on the VWAP Purchase Date.
The Purchase Price will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring during the period(s) used to compute the Purchase Price. The Company may deliver multiple Purchase Notices and VWAP Purchase Notices to Aspire Capital from time to time during the term of the Purchase Agreement, so long as the most recent purchase has been completed.
The Purchase Agreement provides that the Company and Aspire Capital shall not effect any sales under the Purchase Agreement on any purchase date where the closing sale price of the Company’s common stock is less than $0.25 (which will not be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring during the term of the Purchase Agreement). There are no trading volume requirements or restrictions under the Purchase Agreement, and the Company will control the timing and amount of sales of the Company’s common stock to Aspire Capital. Aspire Capital has no right to require any sales by the Company, but is obligated to make purchases from the Company as directed by the Company in accordance with the Purchase Agreement. There are no limitations on use of proceeds, financial or business covenants, restrictions on future fundings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. In consideration for entering into the Purchase Agreement, concurrently with the execution of the Purchase Agreement, the Company issued to Aspire Capital 959,079 shares of the Company’s common stock (the

“Commitment Shares”). The Purchase Agreement may be terminated by the Company at any time, at its discretion, without any cost to the Company. Aspire Capital has agreed that neither it nor any of its agents, representatives and affiliates shall engage in any direct or indirect short-selling or hedging of the Company’s common stock during any time prior to the termination of the Purchase Agreement. Any proceeds from the Company receives under the Purchase Agreement are expected to be used to advance the development of MRG-229, one of the Company’s product candidates for the treatment of patients with pathological fibrosis, as well as general corporate purposes including business development initiatives.

The foregoing is a summary description of certain terms of the Purchase Agreement and the Registration Rights Agreement and, by its nature, is incomplete. Copies of the Purchase Agreement and Registration Rights Agreement are filed herewith as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. All readers are encouraged to read the entire text of the Purchase Agreement and the Registration Rights Agreement.

The Company is filing the opinion of its counsel, Cooley LLP, relating to the legality of the shares of common stock offered and sold pursuant to the Purchase Agreement, as Exhibit 5.1 hereto.

The information contained in this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the shares of the Company’s common stock discussed herein, nor shall there be any offer, solicitation, or sale of the shares in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 1.02 Termination of Material Definitive Agreement.
On December 9, 2019, the Company delivered notice of termination to The Brigham and Women’s Hospital, Inc. of that certain Exclusive Patent License Agreement, dated as of May 10, 2016, by and between the Company and BWH (the “BWH License Agreement”), effective March 8, 2020. Per the terms of the BWH License Agreement, the Company shall be responsible to pay to BWH any unreimbursed, accrued or due patent costs due to BWH as of the termination date. Upon termination of the BWH License Agreement, the Company shall be required to cease all use of any licensed patent rights under the BWH License Agreement.

In May 2016, the Company entered into the BWH License Agreement with BWH. Under the BWH License Agreement, the Company has an exclusive, worldwide license, including a right to sublicense, to specified patent rights and a nonexclusive, worldwide license, including a right to sublicense, to specified technology rights of BWH, each related to certain microRNAs believed to be involved in various neurodegenerative disorders. As consideration for these rights, the Company is obligated to pay a specified annual license fee. BWH is also entitled to milestone payments of up to approximately $2.6 million for each of the Company’s product candidates developed based on the patent rights subject to the BWH License Agreement plus a one-time sales milestone payment of $0.3 million for all product candidates developed based on the patent rights subject to the BWH License Agreement. If the Company successfully commercializes any product candidate subject to the BWH License Agreement, then BWH is entitled to royalty payments in the low-single digits on the net sales of such product. BWH is also entitled to a percentage in the low-double digits of any sublicense income from such product, subject to specified exceptions. The Company is also responsible for all costs associated with the preparation, filing, prosecution, and maintenance of the patent rights subject to the BWH License Agreement.

The foregoing description and the information contained in Item 1.02 with respect to the BWH License Agreement are not intended to be complete and are qualified in their entirety by reference to the full text of the BWH License Agreement, which was filed as Exhibit 10.18 to the Company’s Annual Report on Form 10-K, as filed with the SEC on March 14, 2019, which is incorporated by reference herein.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On December 11, 2019, the Company announced a plan to streamline its operations, which the Company expects will result in the reduction of approximately 18 employees through the period ending June 30, 2020. The reductions are primarily in positions relating to research and development and corresponding project, general, and administrative support and other costs related to these areas.

The Company estimates that it will incur approximately $0.7 million in restructuring charges primarily for severance and other related costs for the employees impacted by the reduction in force through the period ending June 30, 2020. In addition, the Company plans to enter into severance and retention bonus agreements with its remaining workforce.

At this time, the estimates of the costs related to the Company’s cost restructuring are preliminary and subject to change. Furthermore, such estimates constitute forward-looking statements, which are not based on historical facts but instead reflect the Company’s expectations, estimates, or projections concerning future results or events. Forward-looking statements are not guarantees and are inherently subject to known and unknown risks, uncertainties, and assumptions that are difficult to predict and could cause the estimated costs to differ materially from those indicated within this document. Any updates to these estimates will be included in the Company’s future annual report on Form 10-K or quarterly reports on Form 10-Q.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2019, the Company also announced that Paul Rubin, M.D., Executive Vice President of R&D, is leaving miRagen effective December 31, 2019. In accordance with the terms of his employment agreement, he will be entitled to specified severance benefits in connection with his departure.
The foregoing description and the information contained in Item 5.02 with respect to Dr. Rubin’s employment agreement is not intended to be complete and is qualified in its entirety by reference to the full text of such agreement, which was filed as Exhibit 10.11 to the Company’s Annual Report on Form 10-K, as filed with the SEC on March 14, 2019, which is incorporated by reference herein.
Item 7.01 Regulation FD Disclosure.

On December 11, 2019, the Company announced that, as a result of the matters described in Item 2.05 and Item 8.01 of this Current Report on Form 8-K, the Company believes its cash and cash equivalents balance will be sufficient to fund its operations into the fourth quarter of 2020.
On December 11, 2019, the Company issued a press release announcing the matters described in this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.
The information contained in this Item 7.01, and the press release furnished as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and are not incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.
Item 8.01 Other Events.
Business Update

On December 11, 2019, the Company provided the following updates regarding its business:

Cobomarsen
Cobomarsen is currently being evaluated for multiple indications where elevated levels of miR-155 have been implicated. The Company’s most advanced trial is a Phase 2 clinical trial of cobomarsen, called SOLAR, in which cobomarsen is being evaluated in patients with mycosis fungoides (“MF”), the most common type of cutaneous T-cell lymphoma (“CTCL”).

On December 11, 2019, the Company announced that it will stop the enrollment of new patients in its Phase 2 clinical trial of cobomarsen, SOLAR, effective as of the end of the 2019. Patients enrolled in the trial at that time will continue to be evaluated for safety and clinical response. The Company initially planned to enroll up to 126 patients and now expects to enroll approximately 30 patients. Despite the reduction in patient enrollment, the Company believes that evaluation of data from this set of patients can provide important evidence regarding the safety and efficacy of cobomarsen for the treatment of CTCL in a shorter period of time and require fewer resources. The Company also believes that obtaining controlled clinical data from this cohort of patients may allow for a better assessment of the clinical potential of cobomarsen as compared to data from our Phase 1 trial. The Company intends for this controlled clinical data to form the basis of determining what additional clinical investigation of cobomarsen in CTCL is warranted, if any, and what would be required to potentially obtain regulatory approval. Topline data from this amended trial is expected to be announced in the third quarter of 2020.

In addition to CTCL, the Company is also evaluating cobomarsen in a Phase 1 basket trial of other cancers where the disease process appears to be correlated with an increase in miR-155 levels, ATLL, diffuse large B-cell lymphoma, and chronic lymphocytic leukemia. In this clinical trial, the Company believes that cobomarsen has demonstrated promising interim results in several ATLL patients. Based on these interim results, on December 11, 2019, the Company announced that it is focusing its cobomarsen expansion indication efforts on ATLL and will request a meeting with the U.S. Food and Drug Administration (the “FDA”) to explore a potential expedited development pathway for cobomarsen in ATLL. The Company expects to have a meeting with the FDA in the second quarter of 2020.

microRNA-29 Mimics

The Company is developing miR-29 mimics or replacements for miR-29, a microRNA that is found at abnormally low levels in a number of pathological fibrotic conditions. The Company’s lead microRNA-29 mimics are remlarsen and MRG-229. Remlarsen is the Company’s most advanced product candidate in fibrosis, which is currently being evaluated in a Phase 2 clinical trial assessing its safety, tolerability, and activity in the potential prevention or reduction of keloid formation in patients with a history of keloid scars, a form of pathological scarring. On December 11, 2019, the Company reported interim data from this clinical trial, which suggests that remlarsen was generally safe and well tolerated, treatment had no negative effect on healing reported and initial volume reductions in treated keloids compared to placebo in a subset of patients were observed. Based on this data, the Company has decided to continue its analysis of patient data at the one-year primary endpoint of the study and expects to provide additional guidance in the second quarter of 2020. With this data, we expect to seek a collaboration partner from remlarsen.

In addition, based on preclinical data with MRG-229, on December 11, 2019, the Company announced that its pipeline development efforts and allocation of future capital will be primarily focused on the development of MRG-229 for IPF. The Company believes that the efficacy and safety profile of MRG-229 positions it as a potentially differentiated approach to the treatment of IPF. The Company expects to report additional preclinical safety and efficacy data during the first half of 2020. This program is supported by a grant in collaboration with the National Institutes of Health and Yale University.

MRG-110
MRG-110 is an inhibitor of miR-92, a microRNA expressed in endothelial cells. The Company has completed two Phase 1 clinical trials of MRG-110, which is being evaluated for the potential treatment of heart failure and other conditions where patients may benefit from increased vascular flow and accelerated healing, such as complicated lacerations in high risk patients. The Company has historically developed MRG-110 under a license and collaboration agreement (the “Servier Collaboration Agreement”) with Les Laboratoires Servier and Institut de Recherches Servier (collectively, “Servier”). In August 2019, the Company received notice of Servier’s intention to terminate the Servier Collaboration Agreement effective February 1, 2020. As a result, the Company will regain rights to MRG-110 in all indications and all territories globally, including rights in the US and Japan, which the Company already controlled under the Servier Collaboration Agreement. The Company continues to explore potential collaborations in support of the development of MRG-110. Any future development of MRG-110 is subject to the availability of sufficient capital resources to continue such development.

Anticipated Milestones
•Report preclinical safety and efficacy data for MRG-229 (1H-2020)
•FDA meeting exploring a potential expedited clinical development path for cobomarsen in ATLL (Q2-2020)
•Presentation of Phase 2 cobomarsen data in CTCL (Q3-2020)

Overview of the Company’s Clinical Pipeline
Appointment of Executive Officer

On December 11, 2019, the Company announced that it has promoted Diana Escolar, M.D. to Chief Medical Officer. Dr. Escolar joined the Company in January 2018 and has served as its Senior Vice President of Clinical Sciences.

Risk Factor Update

In connection with the matters disclosed in this Current Report on Form 8-K, the Company hereby supplements and updates the risk factor disclosure contained in the Company’s prior public filings, including those discussed under the heading “Item 1A. Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, filed with the SEC on November 8, 2019. Such risk factors include:

The Company is heavily dependent on the success of its product candidates, which are in the early stages of clinical development. Some of its product candidates have produced results only in non-clinical settings, or for other indications than those for which the Company contemplates conducting development and seeking FDA approval, and the Company cannot give any assurance that it will generate data for any of its product candidates sufficiently supportive to receive regulatory approval in its planned indications, which will be required before they can be commercialized.

The Company has invested substantially all of its effort and financial resources to identify, acquire, and develop its portfolio of product candidates. Its future success is dependent on its ability to successfully further develop, obtain regulatory approval for, and commercialize one or more product candidates. The Company currently generates no revenue from sales of any products, and it may never be able to develop or commercialize a product candidate.

The Company currently has three product candidates in clinical trials. Of these product candidates, cobomarsen has been predominantly administered in patients with MF. This is only one of the multiple indications for which the Company plans to develop this product candidate. Additionally, the Company’s clinical and preclinical data to date is not validated, and the Company has no way of knowing if after validation its clinical trial data will be complete and consistent. There can be no assurance that the data that the Company develops for its product candidates in its planned indications will be sufficiently supportive to obtain regulatory approval.

In December 2019, the Company decided to cease enrollment in its SOLAR trial, and the Company no longer believes that results from the SOLAR clinical trial, based on a smaller number of patients than originally planned, could potentially allow the Company to apply for accelerated approval in the United States. As a result, the Company cannot guarantee if it will be able to raise sufficient capital necessary to complete a Phase 3 clinical trial of cobomarsen or when, if ever, the Company will be able to seek approval of cobomarsen.

In addition, none of the Company’s other product candidates have advanced into a pivotal clinical trial for the Company’s proposed indications, and it may be years before any such clinical trial is initiated and completed, if at all. The Company is not permitted to market or promote any of its product candidates before it receives regulatory approval from the FDA or comparable foreign regulatory authorities, and the Company may never receive such regulatory approval for any of its product candidates. The Company cannot be certain that any of its product candidates will be successful in clinical trials or receive regulatory approval. Further, the Company’s product candidates may not receive regulatory approval even if they are successful in clinical trials. If the Company does not receive regulatory approvals for its product candidates, the Company may not be able to continue its operations.

The Company may find it difficult to enroll patients in its clinical trials, in part due to the limited number of patients who have the diseases for which the Company’s product candidates are being studied. The Company cannot predict if it will continue to have difficulty enrolling patients in its current or future clinical trials. Difficulty in enrolling patients could delay or prevent clinical trials of the Company’s product candidates.

Identifying and qualifying patients to participate in clinical trials of the Company’s product candidates is essential to its success. The timing of the Company’s clinical trials depends in part on the rate at which the Company can recruit patients to participate in clinical trials of its product candidates, and the Company may experience delays in its clinical trials if its encounter difficulties in enrollment.

The eligibility criteria of the Company’s planned clinical trials may further limit the available eligible trial participants as the Company expects to require that patients have specific characteristics that the Company can measure or meet the criteria to assure their conditions are appropriate for inclusion in the Company’s clinical trials. For instance, prior to ending enrollment in the Company’s SOLAR trial in 2019, the Company planned to enroll approximately 65 patients per treatment group in the SOLAR trial of cobomarsen in patients with MF. Due in part to the Company’s enrollment delays, the Company decided to end enrollment in the SOLAR trial by the end of 2019. The Company cannot guarantee that it will not encounter similar enrollment delays in future clinical trials. Accordingly, the Company may not be able to identify, recruit, and enroll a sufficient number of patients to complete its clinical trials in a timely manner because of the perceived risks and benefits of the product candidate under study, the availability and efficacy of competing therapies and clinical trials, and the willingness of physicians to participate in the Company’s planned clinical trials. If patients are unwilling to participate in the Company’s clinical trials for any reason, the timeline for conducting trials and obtaining regulatory approval of its product candidates may be delayed.

If the Company experiences delays in the completion of, or termination of, any clinical trials of its product candidates, the commercial prospects of its product candidates could be harmed, and the Company’s ability to generate product revenue from any of these product candidates could be delayed or prevented. In addition, any delays in completing the Company’s clinical trials would likely increase its overall costs, impair product candidate development, and jeopardize its ability to obtain regulatory approval relative to the Company’s current plans. Any of these occurrences may harm the Company’s business, financial condition, and prospects significantly.

If the Company does not effectively manage changes in its operations, its business may be harmed; the Company has taken substantial restructuring charges in the past and it may need to take material restructuring charges in the future.

The expansion of the Company’s business, as well as business contractions and other changes in its business requirements, have in the past, and may in the future, require that the Company adjust its business and cost structures by incurring restructuring charges. Restructuring activities involve reductions in workforce at some locations and closure of certain facilities. All of these changes have in the past placed, and may in the future place, considerable strain on the Company’s research and development activities and financial and management control systems and resources, including decision support, accounting management, information systems and facilities. If the Company does not effectively manage its financial and management controls, reporting systems, and procedures to manage its employees, its business could be harmed.

For instance, in August 2019 and December 2019, the Company announced cost restructuring plans focused on reducing costs and directing resources to advance cobomarsen and microRNA-29 mimics, including remlarsen, while reducing investments in new discovery research. As a result of the cost restructuring plans, approximately 44 positions were identified for elimination, primarily in positions relating to research and corresponding projects, general and administrative support, and other costs related to these areas. In 2019, the Company has incurred approximately $1.1 million in restructuring charges for retention, severance and other restructuring related costs, and anticipates incurring approximately an additional $1.0 million in restructuring charges for retention, severance and other restructuring related costs through the period ending June 30, 2020.

The Company may be required to incur further additional charges in the future to align its operations and cost structures with global economic conditions, market demands, cost competitiveness, and its clinical development activities. If the Company is required to incur additional restructuring charges in the future, its operating results, financial condition, and cash flows could be adversely impacted. Additionally, there are other potential risks associated with restructuring that could adversely affect the Company, such as delays encountered with the finalization and implementation of the restructuring activities, work stoppages, and the failure to achieve targeted cost savings.

Sales of common stock to Aspire Capital may cause substantial dilution to the Company’s existing stockholders and the sale of the shares of common stock acquired by Aspire Capital could cause the price of the Company’s common stock to decline.
Under the Purchase Agreement, the Company will issue 959,079 Commitment Shares and may sell an aggregate amount of up to $20.0 million of Purchase Shares to Aspire Capital from time to time pursuant to the Purchase Agreement, including the Initial Purchase Shares. It is anticipated that shares offered to Aspire Capital in this offering will be sold over a period of up to 30 months from the date of the Purchase Agreement. The number of shares ultimately offered for sale to Aspire Capital under the Purchase Agreement is dependent upon the number of shares the Company elects to sell. Depending upon market liquidity at the time, sales of shares of the Company’s common stock under the Purchase Agreement may cause the trading price of its common stock to decline.

Aspire Capital may ultimately purchase all, some or none of the Purchase Shares remaining after the sale of the 1,598,465 Initial Purchase Shares. After Aspire Capital has acquired shares under the Purchase Agreement, it may sell all, some or none of those shares. Sales to Aspire Capital by the Company pursuant to the Purchase Agreement may result in substantial dilution to the interests of other holders of the Company’s common stock. The sale of a substantial number of shares of common stock to Aspire Capital in the offering, or anticipation of such sales, could make it more difficult for the Company to sell equity or equity-related securities in the future at a time and at a price that it might otherwise wish to effect sales. However, the Company has the right to control the timing and amount of any sales of its shares to Aspire Capital and the Purchase Agreement may be terminated by the Company at any time at its discretion without any cost to us.

The Company has a right to sell up to 200,000 Purchase Shares per day under the Purchase Agreement with Aspire Capital, which total may be increased by mutual agreement up to an additional 2,000,000 Purchase Shares per day. In addition, on any date on which the Company submits a purchase notice to Aspire Capital for at least 200,000 Purchase Shares, the Company also has the right, in its sole discretion, to present Aspire Capital with a volume-weighted average price purchase notice directing Aspire Capital to purchase an amount of the Company’s common stock equal to up to 30% of the aggregate shares of common stock traded on the next business day subject to a maximum number of shares determined by the Company. The extent to which the Company relies on Aspire Capital as a source of funding will depend on a number of factors, including the prevailing market price of the Company’s common stock and the extent to which the Company is able to secure working capital from other sources. The aggregate number of shares that the Company can sell to Aspire Capital under the Purchase Agreement may in no case exceed 6,457,635 shares of the Company’s common stock (which is equal to approximately 19.99% of the common stock outstanding on the date of the Purchase Agreement), including the 959,079 Commitment Shares and the 1,598,465 Initial Purchase Shares (the “Exchange Cap”) unless stockholder approval is obtained to issue more or such sales otherwise would comply with the listing rules of The Nasdaq Stock Market, LLC, in which case the Exchange Cap will not apply.

Raising additional capital, including as a result of the offering to Aspire Capital, may cause dilution to the Company’s stockholders, restrict its operations or require the Company to relinquish rights to its product candidates.
Until such time, if ever, as the Company can generate substantial revenue from the sale of its product candidates, the Company expects to finance its cash needs through a combination of equity offerings, debt financings and license and development agreements. To the extent that the Company raises additional capital through the sale of equity securities, including from the offering to Aspire Capital, or convertible debt securities, your ownership interest will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a common stockholder. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting the Company’s ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.

If the Company raises additional funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, the Company may be required to relinquish valuable rights to its research programs or product candidates or grant licenses on terms that may not be favorable to it. If the Company is unable to raise additional funds through equity or debt financings or other arrangements with third parties when needed, it may be required to delay, limit, reduce or terminate the Company’s product development or future commercialization efforts or grant rights to third parties to develop and market product candidates that the Company would otherwise prefer to develop and market ourselves.

To the extent that the Company raises additional capital through the sale of equity, including pursuant to any sales under its Common Stock Sales Agreement with Cowen and Company, LLC (the “ATM Agreement”), its Common Stock Purchase Agreement with an affiliate of the Leukemia and Lymphoma Society (the “LLS Stock Purchase Agreement”), convertible debt or other securities convertible into equity, the ownership interest of its stockholders will be diluted, and the terms of these new securities may include liquidation or other preferences that adversely affect rights of the Company’s stockholders. For instance, through December 11, 2019, the Company had sold (i) pursuant to the terms of the ATM Agreement, 1,871,386 shares of our common stock for aggregate net proceeds of approximately $11.0 million, and (ii) pursuant to the terms of the LLS Stock Purchase Agreement, 757,351 shares of our common stock for aggregate net proceeds of approximately $1.4 million. The Company anticipates that it will continue to make sales of common stock under the ATM Agreement from time to time into the foreseeable future, and it may sell shares of common stock of up to $38.6 million in additional aggregate value under the ATM Agreement. As a result of the modifications of the SOLAR trial, the Company announced in December 2019, it does not anticipate meeting the milestones under the LLS Stock Purchase Agreement and as such, does not expect it will receive the remaining $3.5 million in proceeds available under the LLS Stock Purchase Agreement unless the agreement is amended, which the Company can provide no assurances will occur. As a result, the Company may need to finance sooner than it previously anticipated. The Company cannot guarantee that the terms of any other financing arrangement will not be substantially more restrictive than those contained in the LLS Stock Purchase Agreement. Sales under the ATM Agreement or the LLS Stock Purchase Agreement dilute the ownership interest of the Company’s stockholders and may cause the price per share of the Company’s common stock to decrease.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements about the offering under the Purchase Agreement, the sufficiency of the company cash resources to fund its operations, anticipated development milestones for the Company’s product candidates and other statements containing the words “expect,” “intend,” “may,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all, uncertainties inherent in the initiation of future clinical trials and such other factors as are set forth in the risk factors detailed in this Current Report on Form 8-K, the Company’s Quarterly Report on

Form 10-Q for the quarter ended September 30, 2019, filed with the SEC on November 8, 2019 under the heading “Risk Factors.” In addition, the forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

4.1	Registration Rights Agreement, dated December 11, 2019, between Miragen Therapeutics, Inc. and Aspire Capital Fund, LLC *
5.1	Opinion of Cooley LLP*
10.1	Common Stock Purchase Agreement, dated December 11, 2019 between Miragen Therapeutics, Inc. and Aspire Capital Fund, LLC *
23.1	Consent of Cooley LLP (included in Exhibit 5.1)
99.1	Press release, dated December 11, 2019.*

*Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIRAGEN THERAPEUTICS, INC.

Date: December 11, 2019	By:	/s/ Jason A. Leverone
Jason A. Leverone
	Its:	Chief Financial Officer